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                                                                    Exhibit 10.1

                         FINANCIAL CONSULTING AGREEMENT

               This Agreement made the 28th day of February, 2000.

BETWEEN
            DSI DATOTECH SYSTEMS INC., a company duly incorporated pursuant to the laws of the Province of British Columbia having an office at Suite 712 - 525 Seymour, in the City of Vancouver, in the Province of British Columbia V6B 3H7 (hereinafter referred to as "DSI")

AND
            WAYNE ALAN TAYLOR, a businessman, presently of 8 Tsawwassen, Beach Road, in the Municipality of Delta, in the Province of British Columbia V4M 4C6 (hereinafter referred to as "Taylor")

WHEREAS:

1 Taylor is in the business of arranging financing and insurance products for clients for his business purposes;

2 DSI is in the business of research and development in the computer industry;

3 DSI has requested that Taylor arranges financing and bonding for it's general corporate purposes and Taylor has agreed that he will, upon receipt of full financial disclosure to him by DSI, use his best efforts to arrange financing for DSI.

WITNESSETH that in consideration of the mutual covenants and agreements hereinafter set forth and the sum of TEN ($10.00) dollars paid by each party to the other party (the receipt and sufficiency of which is hereby acknowledged), it is agreed by and between the parties hereto as follows:

                                    SERVICES

1.0 Taylor agrees to provide the following Services for the sole benefit and use of DSI:

      (a) Introduce DSI to sources and contacts which could provide the long-term capital required by DSI

      (b) Introduce DSI to financial and banking services that would be in a position to provide term credit or letter of credit to DSI.

                   (hereinafter referred to as the "Services")


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1.1 DSI acknowledges and Taylor agrees that the Services described above constitute an integral part of DSI's business and therefore the parties to this Agreement shall operate in good faith and shall exercise the highest degree of care in fulfillment of their mutual obligations hereunder.

                                RIGHT TO CONTROL

2.0 Taylor has the sole and exclusive right to control the method, manner and sequence of the Services performed for DSI. DSI may, from time to time, establish schedules or specifications for work performed. DSI will not do anything or make any commitments which will interfere with the full performance of Taylor's duties and obligations under this Agreement.

                                   COOPERATION

3.0 DSI and Taylor agree and acknowledge that the Services contemplated by this Agreement require the full and complete cooperation of the parties hereto, including the full and timely disclosure by DSI of any and all materials or matters relevant to Taylor's fulfillment of his duties and obligations hereunder.

                              TIME DEVOTED TO WORK

4.0 In performance of the Services, the hours Taylor works on any given day will be entirely within Taylor's control and discretion. DSI will rely on Taylor's professional expertise and experience in their performance of the Services and fulfillment of the spirit and purpose of this Agreement.

                              RETAINER AND PAYMENT

5.0 DSI will pay Taylor 10% commission for any funds provided by Taylor's private investors and/or corporation. Taylor may convert all or part of this commission received from DSI on the same terms and conditions as provided to the private investor(s) and/or corporation(s) arranged by Taylor for DSI. All commissions are subject to regulatory approvals. Furthermore, the following terms and conditions are hereby acknowledged and agreed to by the parties.

      (a) DSI will pay Taylor commissions of 1.5% of the amount for any financing other than provided by Taylor's private investor(s) and/or corporation(s) for a period of only one (1) year from signature of this Agreement. Taylor may convert all or part of this commission received from DSI on the same terms and conditions as provided to the private investor(s) and/or corporation(s). All commissions are subject to regulatory approvals;


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      (b)   It is understood and agreed that Taylor will limit the total commissions paid to others providing funds to DSI in association with Taylor to a maximum of 5% and it is understood that the total amount of commissions paid to Taylor and others will not exceed 15% in the aggregate for any financing provided by Taylor's private investor(s) and/or corporation(s):

      (c) It is understood and agreed that financing provided by Jerry Allan and associates or REFCO are considered the sole exceptions to the above limit placed on commissions in section 5 (b) (see attached Addendum A);

      (d) DSI will pay Taylor commissions of 10% of the amount for any licensing fee, excluding royalty or other payments to DSI, provided by Taylor's private investor(s) and/or corporation(s);

      (e) DSI will not pay Taylor any commissions for the grant of Option and exclusive license for the Banking and Financial Transaction market segment as mentioned below in sections 6.0, 7.0 and 8.0.

                          GRANT OF OPTION FOR LICENCING

6.0 Taylor has earned the right to Option the commercialization of the Technology and will invest his maximum effort in acquiring an exclusive license for the Banking and Financial Transaction market segment for the sum of US$8,000,000.00. DSI hereby grants Taylor the sole, exclusive and transferable Option, for the Option Period, to acquire the transferable and exclusive rights to the Banking and Financial Transaction market segment.

                            CONSIDERATION FOR OPTION

7.0 In consideration of the option granted to Taylor hereunder, Taylor will grant DSI 20% undiluted capital equity in any partnership or corporation that will exercise the subject exclusive license for the sum of US$8,000,000.00.

                      DURATION AND RENEWAL AND TERMINATION

8.0 The term of the Option Period shall be for the duration of twelve (12) months from prototype availability or the end of this Agreement, whichever comes first.

8.1 The parties hereto agree that this Agreement will be effective for a period of one (1) year commencing on the date of signature of this Agreement. By agreement of the parties hereto evidenced in writing, this Agreement may be renewed by DSI for additional one-year terms at the end of each term. This Agreement may be terminated by Taylor at any time in whole or in part for any reason by giving ninety (90) days written notice to DSI. DSI may terminate this Agreement only for cause after giving notice to


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Taylor of the alleged material breach of an obligation or duty of Taylor under this Agreement and upon expiration of a thirty day period during which time Taylor may cure any such alleged material breach. This Agreement shall terminate upon the death or incapacity of Taylor.

                              STATUS OF CONSULTANT

9.0 This Agreement calls for the performance of Services by Taylor as independent contractor, and it is understood and agreed by the parties hereto that Taylor is not, and will not be considered, an employee of DSI for any purpose whatsoever. Furthermore, the following terms and conditions are hereby acknowledged and agreed to by the parties.

      (f) It is understood and agreed that Taylor is not being paid a salary or hourly rate, but rather will be compensated based upon a percentage of the financing arranged by Taylor for DSI;

      (g) It is understood and agreed that no benefits will be provided by DSI to Taylor except that DSI will provide administrative support for Taylor. In addition, certain materials may be supplied by DSI as requested by Taylor.

      (h) DSI does not dictate the time of performance for any of the Services to be provided by Taylor, except that DSI may establish performance schedules;

      (i) It is understood an agreed that the business of DSI and Taylor are maintained as separate and distinct operations;

      (j) Taylor is not entitled to unemployment insurance benefits or industrial insurance benefits from DSI unless unemployment compensation coverage or industrial insurance coverage is provided by Taylor or some other entity; and

      (k) Taylor is responsible for possessing all required business or professional licenses for performing the Services and is solely and exclusively responsible for payment of all state, federal or foreign taxes and income taxes, including penalties and interest related thereto, on any monies paid pursuant to this agreement

                                  NONDISCLOSURE

10.0  The parties agree as follows;

      (a) The parties agree that all information, financial or otherwise, provided to Taylor shall be and remain the property of DSI (hereinafter referred to as the "Confidential Information")


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      (b)   Except as required for the purposes of this agreement, Taylor, shall hold and maintain the Confidential Information in strictest confidence and in trust for the sole and exclusive benefit of DSI. Taylor shall have an affirmative duty of confidentiality regarding all confidential information provided to it by DSI hereunder. Such obligation shall survive the termination of this Agreement and the License Agreement for a period of two (2) years. Moreover, Taylor acknowledges and agrees that, because of the nature of the property rights involved under this Agreement and the License Agreement, any breach of Taylor's obligations under this section 10.0 shall cause immediate, irreparable injury to DSI; therefore, Taylor agrees and acknowledges that DSI shall be entitled, in addition to its other rights and remedies at law and in equity, to seek temporary, preliminary and/or permanent injunctions in the event an unauthorized disclosure is made or appears to be imminent.

      (c) Taylor, shall not, without prior written approval of DSI, use for his own benefit, publish or otherwise disclose to others, or permit the use by others for their benefit or to the detriment of DSI, any of the Confidential Information.

      (d) Taylor, shall carefully restrict access to the Confidential Information to those who clearly need such access in order to participate on behalf of Taylor in the analysis and negotiation of a business relationship or any contract or agreement, or the advisability thereof, with the source of financing. Taylor further warrants and represents that he will advise each of the persons to whom he provides access to any of the Confidential Information pursuant to the foregoing sentence that such persons are strictly prohibited from making any use, publishing or otherwise disclosing to others, or permitting others to use for their benefit or to the detriment of DSI, any of the Confidential Information.

      (e) Taylor, shall take all necessary action to protect the confidentiality of the Confidential Information, except for this disclosure pursuant to Paragraph 3 above, and hereby agrees to indemnify DSI against any and all loses, damages, claims or expenses incurred or suffered by DSI as a result of Taylor's breach of the Agreement.

      (f) This Agreement shall continue in full force and effect for one (1) year from the date entered into, except that Taylor's obligation hereunder shall not extend to any of the Confidential Information which Taylor can demonstrate was in the public domain on the date of the Agreement.

      (g) Taylor, understands and acknowledges that any disclosure or misappropriation of any of the Confidential Information in violation of this Agreement may cause DSI irreparable harm, the amount of which may be difficult to ascertain, and therefore, agrees that DSI shall have the right to apply to a court of competent jurisdiction or an order restraining any such further disclosure or misappropriation and for such other relief as DSI shall deem appropriate. Such right of DSI is to be in addition to the remedies otherwise available to DSI at law or in equity.


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      (h)   Taylor shall return to DSI any and all records, notes, and other written printed, or tangible materials pertaining to the Confidential Information immediately on the written request of DSI.

      (i) This Agreement and Taylor's obligations hereunder shall be binding on the representatives, assigns, and successors of Taylor and shall enure to the benefit of the assigns and successors of DSI.

      (j) This Agreement shall he governed by the construed in accordance with the laws of the Province of British Columbia, Canada.

      (K) If any action at law or in equity is brought to enforce or interpret the provisions of this Agreement, the prevailing party in such action shall be entitled to reasonable legal fees.

                                  GOVERNING LAW

11.0 This agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia that shall be deemed the proper law hereof.

11.1 The Courts of British Columbia shall have jurisdiction (but not exclusive jurisdiction) to entertain and determine all disputes and claims, whether or specific performance, injunction, declaration or otherwise howsoever both at a law and in equity, arising our of or in any way connected with the constriction, breach or alleged, threatened or anticipated breach of this Agreement and shall have jurisdiction to hear and determine all questions as to the validity, existence or enforceability thereof.

11.2 In any action or legal proceedings referred to in section 10.0 of this Agreement brought in the Courts of British Columbia against a party, service of the writ or other document initiating such action or legal proceeding may be validly made on Taylor by delivering a true copy thereof to or sending the same by prepaid registered mail addressed to:

         415 South Tower
         5811 Cooney Road
         Richmond, BC
         V6X 3M1

And for such purpose, Taylor hereby appoints Patrick W. Watson for a period of five years as his agent to accept service of any such writ or other document and on DSI to:

         #712 - 525 Seymour Street
         Vancouver, B.C.
         V6B 3H7


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                               FURTHER ASSURANCES

12.0 Each of the Taylor and DSI agree to execute such further and other documents and do such further and other things as may be necessary to implement and carry out the intent of this Agreement.

                               PARTIES IN INTEREST

13.0 This Agreement and all of its terms and provision shall be binding on and enure to the benefit of and be enforceable by the parties thereto and their respective heirs, executors, administrators, successors and assigns, including but limited to any company, entity or other party with which DSI merges or that is acquired by DSI as a result of introductions made by Taylor.

                                 TIME OF ESSENCE

14.0 Time shall be of the essence of this Agreement.

                                     NOTICES

15.0 All notices, requests, demands and communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed by registered mail postage prepaid, addressed to the party concerned at the following addresses:

     To Taylor:    Wayne Alan Taylor
                   8 Tsawwassen, Beach Road
                   Delta, British Columbia
                   V4M 232

     To DSI:       DSI Datotech Systems Inc.
                   #712 - 525 Seymour Street
                   Vancouver, British Columbia
                   V6B 3H7

Or at such other addresses as may from time to time be notified in writing by any of the foregoing parties. Any such notice, request, demand and other communication shall be deemed to have been received, if delivered by hand on the day delivered, and if, mailed, seven days after the posting as aforesaid at any postal station in British Columbia.

                                ENTIRE AGREEMENT

16.0 The terms and provisions herein contained constitute the entire agreement between the parties and shall supercede all previous communications, representations or agreements whether verbal or written between the parties hereto with respect to the subject matter hereof.


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                                  COUNTERPARTS

17.0 This Agreement may be executed in any number of counterparts each of which shall be deemed an original by all of which together shall constitute one and the same instrument.

                                    HEADINGS

18.0 The headings in the paragraphs of this Agreement are inserted for convenience only and shall not constitute a part hereof.

IN WITNESS WHEREOF this Agreement has been executed by the parties hereto as of the day and year first above written.

SIGNED, SEALED and DELIVERED BY
WAYNE ALAN TAYLOR in the presence of

Name


/s/ Elli Segev                                          /s/ Wayne Alan Taylor
ELLI SEGEV                                              ---------------------
                                                          WAYNE ALAN TAYLOR
Address
501-738 BROUGHTON STREET, VANCOUVER

Occupation
Engineer

The corporate seal of DSI
DATOTECH SYSTEMS INC.
was hereunder affixed in the presence of:

Name


/s/ Edward C. Pardiak
EDWARD C. PARDIAK

Address                                           c/s
7-4278 SHENBROOK ST. W. WESTMOUNT

Occupation
Businessman


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